Exhibit 99.1

3PEA International Announces the Appointment of Mr. Quinn Williams as a Non-Executive Independent Director

HENDERSON, Nev.--(BUSINESS WIRE)-- 3PEA International, Inc. (OTCQB:TPNL), a vertically integrated provider of innovative prepaid card programs and processing services for corporate, consumer and government applications, is pleased to announce the appointment of Quinn Williams to the role of non-executive independent director increasing our board membership to five.

“We are truly honored and excited to welcome Quinn to our Board at such an important time in our evolution. We look forward to Quinn’s insight and anticipate that 3PEA will benefit greatly from his contributions,” said Mark Newcomer, Chief Executive Officer, 3PEA International. “Quinn’s extensive experience in corporate governance, mergers and acquisitions, venture capital funding and capital formation will make him an invaluable member of our board.”

Mr. Newcomer added, “We continually consider ways to further enable the Company to deliver value to shareholders, and thus are looking forward to expanding our Board with talented new members.”

About Quinn Williams

Quinn Williams is a shareholder with the firm Greenberg Traurig LLP, which he joined in June 2002. Admitted to the Bar in New York and Arizona, his practice focuses on mergers and acquisitions, public and private securities offerings, venture capital transactions and advising on the formation and funding of emerging companies. His industry experience includes technology, fintech, banking, manufacturing, distribution, real estate and specialty service industries. He serves as corporate counsel for private companies and was formerly general counsel of an international retail franchisor and served on the Board of Directors of Swenson’s Inc., in 1985. Mr. Williams possesses a long list of accolades and awards, including listed, The Best Lawyers in America, Corporate Law; Franchise Law; Venture Capital Law, 1995-2018; selected by The Business Journal “Best of the Bar Award” Corporate Financing, 2005, and is rated AV preeminent® 5.0 out of 5 from Martindale Hubbell. Mr. Williams graduated from the University of Wisconsin and University of Arizona College of Law.

About 3PEA International

3PEA International (OTCQB:TPNL) is an experienced and trusted prepaid debit card payment solutions provider as well as an integrated payment processor that has managed millions of prepaid debit cards in its portfolio. Through its PaySign brand, 3PEA conceptualizes, develops and manages payment solutions, prepaid card programs, and customized payment services. 3PEA’s corporate incentive prepaid cards are changing the way corporations reward, motivate, and engage their current and potential customers, employees, and agents. 3PEA’s customizable prepaid solutions offer significant cost savings while improving brand recognition and customer loyalty. 3PEA’s customers include healthcare companies, major pharmaceutical companies, large multinationals, prestigious universities, and social media companies. PaySign is a registered trademark of 3PEA Technologies, Inc. in the United States and other countries. For more information visit us at www.3pea.com or follow us on LinkedIn, Twitter and Facebook.

Forward-Looking Statements

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b 6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the companies, are forward-looking statements that involve risks and uncertainties. There is no assurance that such statements will prove to be accurate, and actual results and future events could differ materially. 3PEA undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

Contacts

3PEA International, Inc.
Brian Polan, 1-702-749-7234
Chief Financial Officer
bpolan@3pea.com
www.3pea.com

Source: 3PEA International, Inc.